UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2008

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  The Board of Directors of Best Buy Co., Inc. has appointed George L. Mikan, III, as a Class 2 director, effective April 9, 2008. Mr. Mikan is the executive vice president and chief financial officer of UnitedHealth Group Incorporated (“UHG”).

Mr. Mikan will serve on one or more committees of the registrant’s Board of Directors. Committee assignments are expected to be made at the next regular meeting of the Board of Directors, scheduled to be held in June 2008. Once determined, the committee assignment(s) will be disclosed by the registrant in a Current Report on Form 8-K.

The registrant provides a self-insured health benefits program for its eligible employees in the United States which is facilitated by an agreement with UHG. Under the agreement, UHG provides the registrant with access to physician networks and other services, including claim processing and call center support. The agreement was established in 2003 and may be renewed annually. During fiscal 2008, the registrant paid approximately $162 million to UHG under the agreement. Of this amount, approximately $13 million was for administrative and other services. The remaining $149 million was in the form of reimbursements for medical and pharmaceutical claims administered by UHG.  The agreement is expected to continue as long as its terms are deemed to be competitive and in the registrant’s best interest. There are no other transactions or relationships between the registrant and Mr. Mikan that are reportable under Item 404(a) of Regulation S-K.

Mr. Mikan was recommended to the registrant’s Board of Directors by an independent third-party search firm. There are no arrangements or understandings pursuant to which Mr. Mikan was selected as a director.

The registrant’s shareholders will be asked to ratify the appointment of Mr. Mikan to its Board of Directors when they convene June 25, 2008, at the 2008 Regular Meeting of Shareholders.

A news release announcing the appointment was issued on April 11, 2008, and is attached as Exhibit No. 99 to this Current Report on Form 8-K. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99

News release issued April 11, 2008. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: April 11, 2008	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief
Accounting Officer